UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 1, 2018

Date of Report (Date of earliest event reported)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 247-4400

3300 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement and Related Agreements

On July 1, 2018, Grand Canyon Education, Inc., a Delaware corporation (the “Company”), consummated an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Gazelle University, an Arizona nonprofit corporation.    Prior to the consummation of the transactions contemplated by the Asset Purchase Agreement, the Company operated Grand Canyon University (“GCU”), a comprehensive university, regionally accredited by The Higher Learning Commission (the “HLC”), that offers over 225 graduate and undergraduate degree programs, emphases and certificates across nine colleges both online and on ground at its over 275 acre campus in Phoenix, Arizona. Upon the closing of the transaction, Gazelle University changed its name to Grand Canyon University (“New GCU”).

Pursuant to the Asset Purchase Agreement:

•	The Company transferred to New GCU the real property and improvements comprising the GCU campus as well as tangible and intangible academic and related operations and assets related to GCU (the “Transferred Assets”), and New GCU assumed liabilities related to the Transferred Assets. Accordingly, GCU is now owned and operated by New GCU. The Asset Purchase Agreement contains customary representations, warranties, covenants, agreements and indemnities.

•	The base purchase price that New GCU paid for the Transferred Assets at closing was $853.1 million, which reflected the book value of the tangible Transferred Assets as of April 30, 2018. The base purchase price amount is subject to a post-closing adjustment to ensure that the final purchase price is equivalent to the lesser of the book value of the tangible Transferred Assets as of July 1, 2018 or the fair market value of the Transferred Assets at such date as determined by third party appraisals (in each case, plus $1.00 for the intangible Transferred Assets) and, after adjustment, is expected to be approximately $875.0 million. In addition, at the closing of the Asset Purchase Agreement, GCU’s faculty, academic leadership and related staff, which includes approximately 35%, or 1,400, of the Company’s full-time employees and substantially all of the Company’s 6,000 part-time and adjunct employees and student workers, transferred their employment from the Company to New GCU. The Company continues to employ approximately 2,600 full-time employees and to own an office complex from which most of its continuing employees will continue to work.

•	New GCU paid the purchase price for the Transferred Assets by issuing to the Company a senior secured note (the “Secured Note”) that is governed by a credit agreement between the Company and New GCU (the “Credit Agreement”). The Credit Agreement contains customary commercial credit terms, including affirmative and negative covenants applicable to New GCU, and provides that the Secured Note bears interest at an annual rate of 6.0%, has a maturity date of June 30, 2025, and is secured by all of the assets of New GCU. The Secured Note provides for New GCU to make interest only payments during the term, with all principal and accrued and unpaid interest due at maturity and also provides that the Company will loan additional amounts to New GCU to fund approved capital expenditures during the first three years of the term on the terms set forth therein.

•	In connection with the closing of the Purchase Agreement, the Company and New GCU entered into a long-term master services agreement (the “Master Services Agreement”) pursuant to which the Company will provide identified technological, counseling, marketing, financial aid processing and other support services to New GCU in return for 60% of New GCU’s tuition and fee revenue. The Master Services Agreement has an initial term of fifteen (15) years, subject to renewal options, although New GCU has the right to terminate the Master Services Agreement early after the later of seven (7) years or the payment in full of the Secured Note. If New GCU were to terminate the Master Services Agreement early, then New GCU will be required to pay the Company a termination fee equal to one-hundred (100%) of the fees paid in the trailing twelve (12) month period. If the Master Services Agreement were not renewed after the initial fifteen (15) year term, New GCU would be required to pay the Company a non-renewal fee equal to fifty percent (50%) of the fees paid in the trailing twelve (12) month period. Under the terms of the Master Services Agreement, New GCU has granted certain employees of the Company the right to use certain New GCU-owned office space in furtherance of the performance of the services, subject to the payment of market rent.

Copies of the Asset Purchase Agreement, Credit Agreement and Master Services Agreement will be timely filed as exhibits to an upcoming periodic report in accordance with applicable rules and regulations of the Securities and Exchange Commission.

On March 5, 2018, the HLC notified GCU that it had approved the change of control application that GCU had filed in connection with the proposed transaction. In addition, on April 26, 2018, the Arizona State Board for Private Postsecondary Education also approved GCU’s supplemental license application for a change of ownership and control effective upon the closing of the proposed transaction. On January 18, 2018, GCU voluntarily filed a request for pre-acquisition review of the transaction with the U.S. Department of Education (“ED”) seeking ED’s review of the proposed transaction and input as to any regulatory limitations, such as a letter of credit or growth restrictions, that ED may choose to impose on New GCU following the closing of the transaction. While this review process typically takes up to forty-five days from the date of the request, ED’s review of GCU’s request is not yet complete. GCU has had ongoing engagement with ED about the transaction throughout the review process, however, and, based on this engagement and a number of other factors, including the historical financial strength and performance of GCU, the importance to GCU of completing the transaction and reverting to its historical nonprofit status, and advice from the respective counsel to the Company and New GCU about the risks involved in closing the transaction prior to receiving ED’s feedback, the Board of Directors of the Company and the board of trustees of New GCU concluded that the benefits of consummating the transaction at this time were numerous and any regulatory limitations imposed by ED could be managed (particularly since GCU’s regional accreditor and state regulator had already approved the transaction).

As a result of this transaction, various aspects of the Company’s operations have changed in important ways. These changes include, but are not limited to, the following:

•	The Company no longer owns and operates a regulated institution of higher education, but instead provides a bundle of services in support of New GCU’s operations. These services include technology, academic and counseling services and support and marketing for New GCU’s ground traditional and online students. Technology services include the ongoing improvement and maintenance of educational infrastructure, including online course delivery and management, student records, assessment, customer relations management, and other internal administration systems. Academic services include curriculum and new program development, faculty training and development, technical support, and assistance with state compliance. Counseling services and support include team-based counseling and other support to prospective and current students as well as financial aid processing. Marketing and communications includes brand advertising, marketing to potential students, and other promotional and communication services. The Company will also provide, at least initially, back office services such as accounting, human resources and procurement services. While the Company has never operated as a third party service provider regulated by ED until now, all of the services that it will provide to New GCU under the Master Services Agreement are services that it has always provided internally in support of GCU’s academic operations prior to the transaction. As a result, while the Company has limited to no experience operating as a service provider to third parties, it believes that its significant investment in technological solutions, infrastructure and processes to provide superior service to students, its experience and expertise in these services areas, its experience providing such services at the scale required for New GCU to continue to operate in a manner consistent with past practices, and the fact that it retained all of the assets and employees involved in the delivery of such services will enable it to perform in the manner and to the service levels required under the Master Services Agreement and also position the Company to engage additional university customers in the future.

•	New GCU is a separate non-profit entity under the control of an independent board of trustees, none of whose members have ever served in a management or corporate board role at the Company. New GCU’s board of trustees has adopted bylaws and a related conflict of interest policy that, among other things, (i) prevents any trustee of New GCU from attending any meeting, or voting on any matter, as to which such trustee has a conflict of interest, (ii) establishes a special committee of independent trustees to oversee on behalf of New GCU all matters related to the Master Services Agreement and New GCU’s relationship with the Company, and (iii) prohibits any trustee from having any financial interest in, or role with, the Company. Accordingly, the Company’s relationship with New GCU, both pursuant to the Master Services Agreement and operationally, is no longer as owner and operator, but as a third party service provider to an independent customer. While the Company believes that its relationship with New GCU will remain strong, New GCU’s board of trustees and management will have fiduciary and other duties that will require them to focus on the best interests of New GCU and over time those interests could diverge from those of the Company.

•	Mr. Brian M. Mueller has served as the Chief Executive Officer of the Company since 2008 and the Chairman of the Board of the Company since 2017 and has also served as the President of GCU since 2012. The Board of Directors of the Company and the board of trustees of New GCU have each determined that Mr. Mueller should retain those roles. Accordingly, Mr. Mueller will remain the Chairman of the Board and Chief Executive Officer of the Company and will continue to serve as the President of New GCU. As noted above, however, Mr. Mueller will be prohibited from serving on the board of trustees of New GCU. Aside from Mr. Mueller, no other employee of New GCU or GCE has a dual role in both organizations.

Second Amendment to Credit Agreement

The Company is a party to a credit agreement with Bank of America, N.A. as Administrative Agent, and other lenders, dated December 21, 2012 and amended as of January 15, 2016. Effective July 1, 2018, the Company and the lenders amended the credit agreement (the “Amendment”). Under the terms of the Amendment, (a) the lenders released the collateral securing the Company’s obligations under the credit agreement in order to enable the Company to consummate the Asset Purchase Agreement described above and modified certain financial and regulatory covenants to reflect the transactions described above, including the fact that the Company no longer operates a regulated educational institution, and (b) the Company provided to the Administrative Agent cash collateral securing its remaining obligations under the credit agreement and agreed to collaterally assign its rights under the Asset Purchase Agreement, the Secured Note and the Master Services Agreement. The credit agreement, as amended by the Amendment, contains standard covenants, including covenants that, among other things, restrict the Company’s ability to incur additional debt or make certain investments and that require the Company to maintain a certain financial condition.

A copy of the Amendment will be timely filed as an exhibit to an upcoming periodic report in accordance with applicable rules and regulations of the Securities and Exchange Commission.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 under the heading “Asset Purchase Agreement and Related Agreements” is incorporated into this Item 2.01 in its entirety by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 under the heading “Second Amendment to Credit Agreement”” is incorporated into this Item 2.03 in its entirety by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with transaction described under Item 1.01 under the heading “Asset Purchase Agreement and Related Agreements,” effective upon the closing of the transaction, Mr. Brian M. Roberts, the Company’s Senior Vice President and General Counsel, resigned his employment with the Company and became the Chief Administrative Officer and General Counsel of New GCU.

(e) In connection with transaction described under Item 1.01 under the heading “Asset Purchase Agreement and Related Agreements,” effective upon the closing of the transaction, the Compensation Committee of the Board of Directors of the Company approved the amendment and restatement of the employment agreements (as amended and restated, the “Restated Agreements”) between the Company and Brian E. Mueller, the Chief Executive Officer of the Company; W. Stan Meyer, the Chief Operating Officer of the Company; Daniel E. Bachus, the Chief Financial Officer of the Company; and Joseph N. Mildenhall, the Chief Information Officer of the Company (the “NEOs”). The Restated Agreements reflects the following amendments to each NEO’s prior agreement:

•	In the case of Mr. Mueller only, reflecting Mr. Mueller’s dual employment with New GCU as described above, a decrease in the annual base salary of Mr. Mueller by 50%, to $321,000 per annum, as compared to his annual base salary of $642,000 in effect immediately prior to July 1, 2018.

•	Re-setting the term of the employment agreements, such that the Restated Agreements each have a five-year term beginning effective as of July 1, 2018 and ending on June 30, 2023.

•	Modifying each NEO’s existing covenant not to compete to (a) in the case of Mr. Mueller, allow for his service to New GCU, and (b) for each NEO, to prevent his service to or involvement in any business that develops or administers services to degree-granting institutions of higher education.

Except for the reduction in Mr. Mueller’s base salary, the compensation of the NEOs remains unchanged and all of the other terms and provisions that were in effect under each officer’s employment agreement immediately prior to the execution of the Restated Agreements will continue in effect under the Restated Agreement. A copy of the Restated Agreements will be timely filed as exhibits to an upcoming periodic report in accordance with applicable rules and regulations of the Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On July 2, 2018, the Company issued a press release announcing the closing of the transactions contemplated by the Asset Purchase Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Item 8.01. Other Information.

Effective July 1, 2018, the Company relocated its corporate offices from 3300 West Camelback Road, Phoenix, Arizona 85017 to 2600 West Camelback Road, Phoenix, Arizona 85017. In addition, the Company’s telephone number changed from (602) 639-7500 to (602) 247-4400 and its website is now www.gce.com.

Item 9.01. Consolidated Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information is attached as Exhibit 99.2 and incorporated herein by reference.

•	Unaudited pro forma condensed consolidated balance sheet of Grand Canyon Education, Inc. as of March 31, 2018.

•	Unaudited pro forma condensed consolidated income statements of Grand Canyon Education, Inc. for the three months ended March 31, 2018 and for the fiscal year ended December 31, 2017.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 2, 2018

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the risks discussed above under Item 1.01; the failure of the Company to operate successfully as a third party service provider to New GCU, and New GCU’s failure to operate GCU in the manner it was operated by the Company; the occurrence of any event, change or other circumstance that could give rise to the termination of any of the key transaction agreements once executed; the effect of the announcement of the transaction on the Company’s ability to retain and hire key personnel or its operating results and business generally; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; and other factors discussed in the Company’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: July 2, 2018	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer (Principal Financial and Principal Accounting Officer)